UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2008
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

299 Madison Avenue N. Suite C
Bainbridge Island, WA 98110
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements

In reference to our Form 8-K/A filed with the United States Securities and Exchange Commission on November 7th, 2008, which is hereby incorporated by reference, on December 17, 2008, our Board of Directors concluded that the restatement of our financial statements should include the second quarter of 2007 and that, as a result, our financial statements for that quarter should no longer be relied upon.  There is no change in our estimate that a total of approximately $1.7 million of revenues were overstated, but it now appears that some of this overstatement may have occurred during the second quarter of 2007.  The inclusion of the second quarter of 2007 in our restatement of financial statements has not yet been discussed with our independent accountants, but will be discussed with them in connection with their review of our restated financial statements.

We have determined that it will require an additional 45 days to complete the restating of our financial statements for the last three quarters of 2007 and first two quarters of 2008.  We anticipate that the restatement will be complete by the end of January, 2009.  At that time we will amend our periodic reports as previously filed with the Securities and Exchange Commission, beginning with the second quarter of 2007, and will file our periodic report for the third quarter of 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television Inc.

By:	/s/ Kelvin Claney
Kelvin Claney Chief Executive Officer

Date: December 17, 2008